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                                                                   EXHIBIT 4.04



         VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT


AGREEMENT made the 1st day of June, 1999,

BETWEEN:

         VERITAS HOLDING CORPORATION, a corporation existing under the laws of the State of Delaware ("VERITAS"),

                                     - and -

         VERITAS SOFTWARE CORPORATION, a corporation existing under the laws of the State of Delaware ("VERITAS Software"),

                                     - and -

         TELEBACKUP EXCHANGECO INC., a corporation existing under the laws of the Province of Alberta (the "Corporation"),

                                     - and -

         MONTREAL TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the "Trustee").



WHEREAS, pursuant to a revised and restated combination agreement dated April 1, 1999 among VERITAS, VERITAS Software, TeleBackup Systems Inc. and the Corporation (the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), VERITAS, VERITAS Software, the Corporation and a Canadian trust company would execute and deliver a Voting, Support and Exchange Trust Agreement substantially in the form set forth as an Exhibit to the Combination Agreement;



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AND WHEREAS, pursuant to an arrangement (the "Arrangement") effected pursuant to the Business Corporations Act (Alberta),

         (a) TeleBackup Systems Inc. ("TeleBackup") was amalgamated with a numbered corporation existing under the laws of the Province of Alberta ("Amalco") (the "Amalgamation");

         (b) holders of TeleBackup common shares received class A non-voting shares of the Corporation ("Corporation Class A Shares") pursuant to the Amalgamation;

         (c) holders of Corporation Class A Shares who were resident in Canada and who properly elected in accordance with the terms and conditions set out in the Plan of Arrangement relating to the Arrangement received 0.13233 of an Exchangeable Share of the Corporation (the "Exchangeable Shares") for each Corporation Class A Share held by them.

AND WHEREAS the Parent is to grant to and in favour of Non-Affiliated Holders (as hereinafter defined) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require the Parent to purchase from each Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder;



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AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in the Parent shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to the Voting Share (as hereinafter defined) to which voting rights attach for the benefit of Non-Affiliated Holders and whereby the rights to require the Parent to purchase Exchangeable Shares from the Non-Affiliated Holders shall be exercisable by Non-Affiliated Holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of Non-Affiliated Holders;

AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of Parent Common Stock (as hereinafter defined) in satisfaction of the obligations of the Corporation under the Exchangeable Share Provisions (as hereinafter defined) and this trust agreement;

AND WHEREAS these recitals and any statements of fact in this trust agreement are made by VERITAS Software, VERITAS and the Corporation and not by the Trustee;

NOW THEREFORE, in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


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                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION



1.1      Definitions

In this trust agreement, unless something in the subject matter or content is inconsistent therewith:

"Applicable Laws" has the meaning set out in Section 6.6 hereof;

"Arrangement" has the meaning set out in the recitals hereto;

"Article 4 Subsidiary" means a Subsidiary of the Parent that, under Section 160 of the Delaware Revised Statutes or any successor provision thereto, is precluded from voting any shares of Parent Common Stock held by it;

"Automatic Exchange Right" means the automatic exchange of shares of Parent Common Stock for Exchangeable Shares pursuant to Section 5.3 of the Exchangeable Share Provisions;

"Board of Directors" means the board of directors of the Corporation;

"Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Mountain View, California and Calgary, Alberta;

"Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose;

"Code" means the United States Internal Revenue Code of 1986, as amended;



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                                      -5-


"Combination Agreement" has the meaning set out in the recitals hereto;

"Corporation Class A Shares" has the meaning set out in the recitals hereto;

"Current Market Price" means, in respect of a share of Parent Common Stock on any date, the Canadian Dollar Equivalent of the average closing sales price of a share of Parent Common Stock during a period of 10 consecutive trading days ending on the second trading day before such date quoted on the NASDAQ National Market or, if the shares of Parent Common Stock are not then quoted on the NASDAQ National Market, on such other stock exchange or automated quotation system on which the shares of Parent Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if, in the opinion of the Board of Directors the public distribution or trading activity of shares of Parent Common Stock during such period is inadequate to create a market that reflects the fair market value of a share of Parent Common Stock, then the Current Market Price of a share of Parent Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

"Dividend Amount" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions;

"Effective Date" has the meaning set out in Section 1.1 of the Plan of Arrangement;

"Exchange Right" has the meaning set out in Section 5.1 hereof;

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

"Exchangeable Shares" has the meaning set out in the recitals hereto;

"Insolvency Event" means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 15 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not


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                                      -6-


being permitted, pursuant to solvency requirements or other provisions of applicable law, to redeem any Retracted Shares pursuant to Section 6.1 of the Exchangeable Share Provisions;

"Liquidation Amount" has the meaning set out in Section 5.1(a) of the Exchangeable Share Provisions;

"Liquidation Call Right" has the meaning set out in Section 5.2(a) of the Exchangeable Share Provisions;

"List" has the meaning set out in Section 4.6 hereof;

"Management Information Circular/Joint Proxy Statement/Prospectus" means the Management Information Circular/Joint Proxy Statement/Prospectus dated - , 1999 of VERITAS Software, Seagate and TeleBackup;

"NSMG Combination" has the meaning ascribed to such term in the Management Information Circular/Joint Proxy Statement/Prospectus;

"Non-Affiliated Holder Votes" has the meaning set out in Section 4.2 hereof;

"Non-Affiliated Holders", when used in Article 3 or Article 4 or otherwise with respect to the right to vote or direct the votes to be cast by the holder of the Voting Shares, means the registered holders of Exchangeable Shares other than the Parent and its Article 4 Subsidiaries and, for all other purposes, means the registered holders of Exchangeable Shares other than the Parent and its Subsidiaries;

"Offer" has the meaning set out in Section 6.8 hereof;

"Officer's Certificate" means with respect to the Parent or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the board, the President, any Vice-President or any other senior officer of the Parent or the Corporation, as the case may be;

"Optional Redemption Date" has the meaning set out in Section 1.1 in the Exchangeable Share Provisions;

"Parent" means, subject to Section 1.2, VERITAS;

"Parent Board of Directors" means the board of directors of the Parent;

"Parent Common Stock" means the shares of Common Stock of the Parent, par value US$0.001 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not the Parent



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                                      -7-


shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares;

"Parent Consent" has the meaning set out in Section 4.2 hereof;

"Parent Meeting" has the meaning set out in Section 4.2 hereof;

"Parent Successor" has the meaning set out in Section 11.1 hereof;

"Plan of Arrangement" means the plan of arrangement relating to the arrangement of the Corporation providing for the Arrangement;

"Redemption Call Right" has the meaning set out in Section 7.2(a) of the Exchangeable Share Provisions;

"Redemption Price" has the meaning set out in Section 7.1(a) of the Exchangeable Share Provisions;

"Retracted Shares" has the meaning set out in Section 5.7 hereof;

"Retraction Call Right" has the meaning set out in Section 6.2(a) of the Exchangeable Share Provisions;

"Retraction Price" has the meaning set out in Section 6.1(a) of the Exchangeable Share Provisions;

"Seagate" means Seagate Software, Inc., a corporation existing under the laws of the State of Delaware;

"Subsidiary" of the Parent means any corporation more than 50% of the outstanding stock of which, by vote or by value, is owned, directly or indirectly, by the Parent, by one or more other Subsidiaries of the Parent, or by the Parent and one or more other Subsidiaries of the Parent;

"Transfer Agent" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions;

"Trust" means the trust created by this trust agreement;

"Trust Estate" means the Voting Share, any other securities, the Exchange Right and any money or other right or asset that may be held by the Trustee from time to time pursuant to this trust agreement;



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                                      -8-


"Trustee" means Montreal Trust Company of Canada, and subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns;

"Voting Rights" means the voting rights attached to the Voting Share; and

"Voting Share" means the one share of Special Voting Stock of the Parent, par value US$0.001, issued by the Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Stock equal to the number of Exchangeable Shares outstanding from time to time that are held by Non-Affiliated Holders.


1.2      Redefinition of Parent

If, prior to the Effective Time, the stockholders of VERITAS Software and Seagate have not approved the NSMG Combination and the NSMG Combination has not been effected, all as described in the Management Information Circular/Joint Proxy Statement/Prospectus, "Parent" for the purposes of this Agreement shall mean VERITAS Software and the rights and obligations of VERITAS hereunder shall be assigned to and shall be assumed by VERITAS Software.


1.3      Interpretation Not Affected by Headings, etc.

The division of this trust agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this trust agreement. Unless otherwise indicated, any reference in this trust agreement to an article or Section refers to the specified article or Section of this trust agreement.


1.4     Number, Gender and Persons

In this trust agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.



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1.5      Date for Any Action

If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.6      Payments

All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.


                                    ARTICLE 2
                                      TRUST


2.1      Establishment of Trust

One of the purposes of this trust agreement is to create the Trust for the benefit of the Non-Affiliated Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right in order to enable the Trustee to exercise such right and will hold the other rights granted in or resulting from the Trustee being a party to this trust agreement in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Non-Affiliated Holders as provided in this trust agreement.


                                    ARTICLE 3
                                  VOTING SHARE


3.1      Issue and Ownership of the Voting Share

Simultaneously with the execution and delivery of this trust agreement, the Parent will issue to and deposit with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders, in accordance with the provisions of this trust agreement. The Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Non-Affiliated Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust


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agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

         (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this trust agreement; and

         (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.


3.2      Legended Share Certificates

The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Non-Affiliated Holder.

3.3      Safekeeping of Certificate

The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.



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                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

4.1      Voting Rights

The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may come before the stockholders of the Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Non-Affiliated Holders entitled to instruct the Trustee as to the voting thereof at the time at which the Parent Consent is sought or the Parent Meeting is held. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Voting Rights to which such Non-Affiliated Holder is entitled, the Trustee shall not exercise or permit the exercise of the Voting Rights relating to such Non-Affiliated Holder's Exchangeable Shares.


4.2      Number of Votes

With respect to all meetings of stockholders of the Parent at which holders of shares of Parent Common Stock are entitled to vote (a "Parent Meeting") and with respect to all written consents sought from the holders of shares of Parent Common Stock (a "Parent Consent"), each Non-Affiliated Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, subject to adjustments that may arise as a result of the provisions hereof including
Section 6.7, one vote for each Exchangeable Share owned of record by such Non-Affiliated Holder on the record date established by the Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be (the "Non-Affiliated Holder Votes") in respect of each matter, question or proposition to be voted on at such Parent Meeting or to be consented to in connection with such Parent Consent.


4.3      Mailings to Shareholders

With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner that the Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee being advised in writing of such method and its ability to provide this method of communication) to each of the Non-Affiliated Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by the Parent to its stockholders:

         (a) a copy of such notice, together with any proxy or information statement and related


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                  materials to be provided to stockholders of the Parent;

         (b) a statement that such Non-Affiliated Holder is entitled, subject to the provisions of Section 4.7 hereof, to instruct the Trustee as to the exercise of the Non-Affiliated Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or, pursuant and subject to Section 4.7 hereof to attend such Parent Meeting and to exercise personally the Non-Affiliated Holder Votes thereat;

         (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Non-Affiliated Holder or its designee to exercise personally such holder's Non-Affiliated Holder Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of the Parent to exercise such Non-Affiliated Holder Votes;

         (d) a statement that if no such instructions are received from the Non-Affiliated Holder, the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled will not be exercised;

         (e) a form of direction whereby the Non-Affiliated Holder may so direct and instruct the Trustee as contemplated herein; and



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         (f)      a statement of (i) the time and date by which such
                  instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

The materials referred to above are to be provided by the Parent to the Trustee, but shall be subject to review and comment by the Trustee. For the purpose of determining Non-Affiliated Holder Votes to which a Non-Affiliated Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Non-Affiliated Holder shall be determined at the close of business on the record date established by the Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. The Parent will notify the Trustee in writing of any decision of the Parent Board of Directors with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.


4.4      Copies of Stockholder Information

The Parent will deliver to the Trustee copies of all proxy materials (including notices of Parent Meetings but excluding proxies to vote shares of Parent Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Non-Affiliated Holder at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Non-Affiliated Holders or to the Trustee for the benefit of the Non-Affiliated Holders by the Parent) received by the Trustee from the Parent at the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in the city of Calgary.


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4.5      Other Materials

Immediately after receipt by the Parent or any stockholder of the Parent of any material sent or given generally to the holders of Parent Common Stock by or on behalf of a third party, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), the Parent shall use reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Non-Affiliated Holders by such third party) to each Non-Affiliated Holder as soon as practicable thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Non-Affiliated Holder, at the expense of the Parent, copies of all such materials received by the Trustee from the Parent. The Trustee will also make copies of all such materials available for inspection by any Non-Affiliated Holder at the Trustee's principal office in the city of Calgary.


4.6      List of Persons Entitled to Vote

The Corporation shall, (a) prior to each annual, general and/or special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Non-Affiliated Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Non-Affiliated Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by the Parent or pursuant to applicable law for determining the holders of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to enable the Trustee to perform its obligations under this trust agreement. The Parent agrees to give the Corporation written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this Section 4.6.

4.7      Entitlement to Direct Votes

Any Non-Affiliated Holder named in a List prepared in connection with any Parent Meeting or


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                                      -15-


any Parent Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled or
(b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Non-Affiliated Holder Votes to which such Non-Affiliated Holder is entitled except, in each case, to the extent that such Non-Affiliated Holder has transferred the ownership of any Exchangeable Shares in respect of which such Non-Affiliated Holder is entitled to Non-Affiliated Holder Votes after the close of business on the record date for such meeting or seeking of consent.


4.8      Voting by Trustee, and Attendance of Trustee Representative, at Meeting

In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Non-Affiliated Holder pursuant to Section 4.3 hereof, the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Non-Affiliated Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Non-Affiliated Holder pursuant to Section 4.3 hereof.

The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Non-Affiliated Holder to attend each Parent Meeting. Upon submission by a Non-Affiliated Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Non-Affiliated Holder's request, such representatives shall sign and deliver to such Non-Affiliated Holder (or its designee) a proxy to exercise personally the Non-Affiliated Holder Votes as to which such Non-Affiliated Holder is otherwise entitled hereunder to direct the vote, if such Non-Affiliated Holder either (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or (ii) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Non-Affiliated Holder exercising such Non-Affiliated Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.


4.9      Distribution of Written Materials

Any written materials to be distributed by the Trustee to the Non-Affiliated Holders pursuant to this trust agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as the Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee being advised in writing of such method of communication and its ability to provide same) to each Non-Affiliated Holder at its address as shown on the books of the Corporation. The Corporation shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

         (a)      current Lists of the Non-Affiliated Holders; and

         (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

The materials referred to above are to be provided by the Parent to the Trustee, but shall be subject to review and comment by the Trustee.

4.10     Termination of Voting Rights

All the rights of a Non-Affiliated Holder with respect to the Non-Affiliated Holder Votes exercisable in respect of the Exchangeable Shares held by such Non-Affiliated Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Non-Affiliated Holder Votes, shall be deemed to be surrendered by the Non-Affiliated Holder to the Parent and such Non-Affiliated Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Non-Affiliated Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Non-Affiliated Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock, as specified in Article 5 hereof, or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by the Parent pursuant to the exercise by the Parent of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless in any case the Corporation or the Parent shall not have delivered the requisite shares of Parent Common Stock and cheque, if any, deliverable in exchange therefor to the Transfer Agent or the Trustee for delivery to the Non-Affiliated Holders).

                                    ARTICLE 5
                        EXCHANGE RIGHT AND PARENT SUPPORT


5.1     Grant and Ownership of the Exchange Right

The Parent hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require the Parent to purchase from each or any Non-Affiliated Holder all or any part of the Exchangeable Shares held by the Non-Affiliated Holder, all in accordance with the provisions of this trust agreement. The Parent hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Non-Affiliated Holders, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by the Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right, provided that the Trustee shall:

         (a) hold the Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Non-Affiliated Holders in accordance with the provisions of this trust agreement; and

         (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right, and the Trustee shall not exercise such right for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.


5.2     Legended Share Certificates

The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Non-Affiliated Holders of their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a

Non-Affiliated Holder.


5.3     General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Non-Affiliated Holders entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Non-Affiliated Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.


5.4     Purchase Price

The purchase price payable by the Parent for each Exchangeable Share to be purchased by the Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder one share of Parent Common Stock, plus
(b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased may be satisfied only by the Parent delivering or causing to be delivered to the Trustee, on behalf of the relevant Non-Affiliated Holder, one share of Parent Common Stock and a cheque for the balance, if any, of the purchase price.


5.5     Exercise Instructions

Subject to the terms and conditions herein set forth, a Non-Affiliated Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Non-Affiliated Holder on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Non-Affiliated Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Calgary, Alberta or at such other places in Canada as the Trustee may from time to time designate by written notice to the Non-Affiliated Holders, the certificates representing the Exchangeable Shares which such Non-Affiliated Holder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and such additional documents and instruments as the Trustee or the Corporation may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Non-Affiliated Holder thereby instructs the Trustee to exercise the Exchange Right so as to require the Parent to purchase from the Non-Affiliated Holder the number of Exchangeable Shares specified therein, (ii) that such Non-Affiliated Holder has good title to and owns all such Exchangeable Shares to be acquired by the Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Stock issuable in connection with the exercise of the Exchange Right and the cheques with respect to the balance of the purchase price, if any, are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, the Corporation and the Parent of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this trust agreement. If only a portion of the Exchangeable Shares represented by any certificate delivered to the Trustee are to be purchased by the Parent under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.


5.6     Delivery of Parent Common Stock; Effect of Exercise

Promptly after receipt of the certificates representing the Exchangeable Shares that a Non-Affiliated Holder desires the Parent to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right and payment of taxes payable as contemplated by Section 5.8, if any, or evidence thereof), duly endorsed for transfer to the Parent, the Trustee shall notify the Parent and the Corporation of its receipt of the same, which notice to the Parent and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and the Parent shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Non-Affiliated Holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such Non-Affiliated Holder), a certificate for the number of shares of Parent Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Non-Affiliated Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Corporation and the Parent of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this trust agreement. Immediately upon the giving of notice by the Trustee to the Parent and the Corporation of the exercise of the Exchange Right, as provided in this Section 5.6, the Closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Non-Affiliated Holder of such Exchangeable Shares shall be deemed to have transferred to the

Parent all of its right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total purchase price therefor, unless the requisite number of shares of Parent Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by the Parent to the Trustee, for delivery to such Non-Affiliated Holder (or to such other persons, if any, properly designated by such Non-Affiliated Holder), within three Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Non-Affiliated Holder shall remain unaffected until such shares of Parent Common Stock are so delivered by the Parent and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Non-Affiliated Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Right.


5.7     Exercise of Exchange Right Subsequent to Retraction

In the event that a Non-Affiliated Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Non-Affiliated Holder (the "Retracted Shares") and is notified by the Corporation pursuant to Section 6.1(d) of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from the Corporation and provided that the Parent shall not have exercised its Retraction Call Right with respect to the Retracted Shares and that the Non-Affiliated Holder shall not have revoked the retraction request delivered by the Non-Affiliated Holder to the Corporation pursuant to Section
6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Non-Affiliated Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Non-Affiliated Holder immediately to notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Non-Affiliated Holder to the Corporation or to the Transfer Agent (including without limitation a copy of the retraction request delivered pursuant to Section 6.1(a) of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 5.

5.8     Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to the Parent pursuant to the Exchange Right, the share certificate or certificates representing Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Non-Affiliated Holder of the Exchangeable Shares so sold or in such names as such Non-Affiliated Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Non-Affiliated Holder shall (a) pay (and neither the Parent, the Corporation nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Non-Affiliated Holder or (b) have established to the satisfaction of the Trustee, the Parent and the Corporation that such taxes are not payable or have been paid.


5.9     Notice of Insolvency Event

Immediately upon the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation and the Parent shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from the Corporation or the Parent or from any other person of the occurrence of an Insolvency Event, the Trustee will mail to each Non-Affiliated Holder, at the expense of the Parent, a notice of such Insolvency Event in the form provided by the Parent, which notice shall contain a brief statement of the right of the Non-Affiliated Holders with respect to the Exchange Right under this Article 5.


5.10    Call Rights

The Liquidation Call Right, the Redemption Call Right, the Retraction Call Right and the Automatic Exchange Right are hereby agreed, acknowledged and confirmed, and it is agreed and acknowledged that such rights are granted in part in consideration of the obligations of the Parent under this trust agreement.

                                    ARTICLE 6
                    COVENANTS, REPRESENTATIONS AND WARRANTIES


6.1      Covenants of Parent Regarding Exchangeable Shares

So long as any Exchangeable Shares are outstanding, the Parent will:

         (a)      not declare or pay any dividend on Parent Common Stock unless
                  (i) the Corporation will have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares and (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares;

         (b) advise the Corporation sufficiently in advance of the declaration by the Parent of any dividend on Parent Common Stock and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on Parent Common Stock and that such dividend on the Exchangeable Shares shall correspond with any requirements of the stock exchange on which the Exchangeable Shares are listed;

         (c) ensure that the record date for determining shareholders entitled to receive any dividend declared on Parent Common Stock is not less than 10 Business Days after the declaration date for such dividend or such shorter period within which applicable law may be complied with;

         (d) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares in accordance with the provisions of
                  Article 5 of the Exchangeable Share Provisions;

         (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

         (f) use its best efforts to enable the Corporation to maintain the listing of the Exchangeable Shares on the Alberta Stock Exchange or another stock exchange in Canada prescribed under the Income Tax Act (Canada); and

         (g) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of the Corporation.


6.2      Segregation of Funds

The Parent will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such other assets as is necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of Non-Affiliated Holders from time to time of the Exchangeable Shares, and to use such funds and other assets so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable.

6.3      Certain Representations

The Parent hereby represents, warrants and covenants that:

         (a) it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by

                  Section 6.7 hereof) (i) as is equal to the sum of (x) the number of Exchangeable Shares issued and outstanding from time to time and (y) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit each of the Corporation and the Parent to meet its obligations hereunder, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which the Corporation or the Parent may now or hereafter be required to issue and/or deliver shares of Parent Common Stock; and

         (b) it is not as of the Effective Date, and has not been at any time within the last year prior to the Effective Date, a "United States real property holding corporation" within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.


6.4      Notification of Certain Events

In order to assist the Parent to comply with its obligations hereunder, the Corporation will give the Parent notice of each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

         (b) immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (c) immediately, upon receipt by the Corporation of a Retraction Request (as defined in the Exchangeable Share Provisions);

         (d) at least 130 days prior to any Optional Redemption Date determined by the Board of Directors in accordance with the Exchangeable Share Provisions; and

         (e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

6.5    Delivery of Shares of Parent Common Stock

Upon notice of any event that requires the Corporation to cause to be delivered shares of Parent Common Stock to any holder of Exchangeable Shares, the Parent shall, in any reasonable manner deemed appropriate by it, provide such shares or cause such shares to be provided to the Corporation, which shall forthwith deliver the requisite shares of Parent Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.


6.6      Qualification of Shares of Parent Common Stock

The Parent covenants that if any shares of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 6.7 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, require registration or qualification with, or approval of, or the filing of any document including any prospectus or similar document or the taking of any proceeding with, or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section
6.7 hereof) may be issued and delivered by the Parent to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of the Parent for purposes of Canadian federal or provincial securities law or an "affiliate" of the Parent or, prior to the Effective Date, of the Corporation for purposes of United States federal or state securities law), the Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 6.7 hereof) to be and remain duly registered, qualified or approved. The Parent represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 6.7 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of the Parent for the purposes of Canadian federal and provincial securities law or an "affiliate" of the Parent or, prior to the Effective Date, of the Corporation for the purposes of United States federal or state securities law). The Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock (or other shares or securities into which Parent Common Stock may be reclassified or changed as contemplated by Section 6.7 hereof) to be delivered hereunder, including for greater certainty, pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Exchange Right, to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. The Parent will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be listed and posted for trading on a stock exchange in Canada prescribed under the Income Tax Act (Canada).

Without limiting any other obligations set forth herein with respect to the qualification of shares of Parent Common Stock, until the later of:

         (a) the seventh year anniversary of the effective date of the registration statement on Form S-3 covering the exchange of Exchangeable Shares for shares of Parent Common Stock (the "Form S-3"); or

         (b)      such time as no Exchangeable Shares remain outstanding,

The Parent shall use its best efforts to:

         (a)      maintain the effectiveness of the Form S-3;

         (b) keep the prospectus contained in the Form S-3 (the "Prospectus") current on a continuous basis;

         (c) maintain the listing, on the NASDAQ National Market, of the shares of Parent Common Stock covered by the Form S-3 (the "S-3 Shares"); and

         (d) take such other steps as shall be necessary to keep the S-3 Shares freely tradeable to the public.

6.7      Economic Equivalence

         (1) The Parent will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

                  (a) issue or distribute shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to holders of shares of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) in lieu of receiving cash dividends;

                  (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

                  (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock (i) shares or securities of the Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock), (ii) rights, options or warrants other than those referred to in Section 6.7(l)(b) above, (iii) evidences of indebtedness of the Parent or (iv) assets of the Parent, unless (x) the Corporation is permitted under applicable law to simultaneously issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares or simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares (including, without limitation, a change to the number of shares of Parent common stock for which the Exchangeable Shares are exchangeable) and (y) the Corporation shall simultaneously issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares or the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

(2) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

         (a) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

         (b) reduce, combine or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock; or

         (c) reclassify or otherwise change the shares of Parent Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of Parent Common Stock;

         unless (x) the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares (including, without limitation, a change to the number of shares of Parent common stock for which the Exchangeable Shares are exchangeable) and (y) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

(3) The Parent will ensure that the record date for any event referred to in Section 6.7(l) or 6.7(2) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 20 Business Days after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the

Corporation).


(4) The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in Section 6.7(l) or 6.7(2) and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors:

         (a) in the case of any stock dividend or other distribution payable in shares of Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of Parent Common Stock;

         (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in Section 6.7(4)(b) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value (as determined by the Board of Directors in the manner above contemplated) of a share of Parent Common Stock;

         (d) in the case of any subdivision, redivision or change of the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination or consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock or any amalgamation, merger, reorganization or other transaction affecting Parent Common Stock, the effect thereof upon the then outstanding shares of Parent Common Stock; and

         (e) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

         For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 10 consecutive trading days ending on the second trading day before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that, if in the opinion of the Board of Directors, the public distribution or trading activity of such securities during such period does not create a market that reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Parent.


6.8      Tender Offers, etc.

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Stock (each, an "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Parent Board of Directors, or is otherwise effected or to be effected with the consent or approval of the Parent Board of Directors, the Parent will use reasonable efforts (to the extent, in the case of an offer by a third party, within its control) expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, the Parent will use reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).


6.9      Ownership of Outstanding Shares

Without the prior approval of the Corporation and the prior approval of the Non-Affiliated Holders given in accordance with Section 9.2 of the Exchangeable Share Provisions, the Parent covenants and agrees that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than the Parent or any of its Subsidiaries, the Parent will be and remain the direct or indirect beneficial owner of more than 50% of all issued and outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances, other than the Exchangeable Shares.


6.10     Parent Not to Vote Exchangeable Shares

The Parent covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by the Parent and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. The Parent further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights or rights of dissent that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (Alberta) (or any successor or other corporate statute by which the Corporation may in the future be governed) with respect to any Exchangeable Shares held by it or by its direct or indirect Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.


6.11     Due Performance

On and after the Effective Date of the Plan of Arrangement, the Parent shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of rights by any holder of Exchangeable Shares or by the Parent or under the Exchangeable Share Provisions.


6.12     Issue of Additional Shares

During the term of this trust agreement, the Parent will not issue any shares of Parent Special Voting Stock in addition to the Voting Share.


                                    ARTICLE 7
                             CONCERNING THE TRUSTEE


7.1      Powers and Duties of the Trustee

The rights, powers and authorities of the Trustee under this trust agreement, in its capacity as trustee of the trust, shall include:

         (a) receiving and depositing of the Voting Share from the Parent as trustee and agent for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this trust agreement;

         (b) granting proxies and distributing materials to Non-Affiliated Holders as provided in this trust agreement;

         (c) voting the Non-Affiliated Holder Votes in accordance with the provisions of this trust agreement;

         (d) receiving the grant of the Exchange Right and the Automatic Exchange Right from the Parent as trustee and agent for and on behalf of the Non-Affiliated Holders in accordance with the provisions of this trust agreement;

         (e) exercising the Exchange Right in accordance with the provisions of this trust agreement, and in connection therewith, receiving from Non-Affiliated Holders Exchangeable Shares and other requisite documents and distributing to such Non-Affiliated Holders the shares of Parent Common Stock and cheques, if any, to which such Non-Affiliated Holders are entitled upon the exercise of the Exchange Right;

         (f)      holding title to the Trust Estate;

         (g) investing any money forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

         (h) taking action at the direction of a Non-Affiliated Holder to enforce the obligations of the Corporation and/or the Parent under this trust agreement and/or under the Plan of Arrangement, including the Exchangeable Share Provisions; and

         (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this trust agreement. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Non-Affiliated Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this trust agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.


7.2      No Conflict of Interest

The Trustee represents to the Corporation and the Parent that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Court of Queen's Bench of Alberta for an order that the Trustee be replaced as trustee hereunder.


7.3      Dealings with Transfer Agents, Registrars, etc.

The Corporation and the Parent irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Parent Common Stock; and

         (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement. The Parent covenants that it will supply the Trustee, or the Transfer Agent, as the case may be, in a timely manner, with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Parent Common Stock hereunder, under the Plan of Arrangement, under the Exchangeable Share Provisions and under any other security or commitment given to the Non-Affiliated Holders pursuant thereto, in each case pursuant to the provisions hereof, of the Plan of Arrangement or of the

                  Exchangeable Share Provisions or otherwise.


7.4      Books and Records

The Trustee shall keep available for inspection by the Parent and the Corporation, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this trust agreement, including without limitation all information relating to mailings and instructions to and from Non-Affiliated Holders and all transactions pursuant to the Voting Rights and the Exchange Right for the term of this Agreement. On or before January 31, 2000, and on or before January 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to the Parent and the Corporation a brief report, dated as of the immediately preceding December 31, with respect to:

         (a) the property and funds comprising the Trust Estate as of that date;

         (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Non-Affiliated Holders in consideration of the issue and delivery by the Parent of shares of Parent Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

         (c) all other actions taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported.

7.5      Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, the Parent shall retain such experts as may be required for the purposes of providing such advice and assistance.


7.6      Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Non-Affiliated Holder upon such Non-Affiliated Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby, provided that no Non-Affiliated Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof and with respect to the Exchange Right pursuant to Article 5 hereof, subject to the provisions of
Section 7.15 hereof. None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.


7.7      Actions by Non-Affiliated Holders

No Non-Affiliated Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Non-Affiliated Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Non-Affiliated Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Non-Affiliated Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights or the Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Non-Affiliated Holders.

7.8      Reliance upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this trust agreement.


7.9      Evidence and Authority to Trustee

The Corporation and/or the Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by the Corporation and/or the Parent or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation and/or the Parent forthwith if and when:

         (a) such evidence is required by any other Section of this trust agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives the Corporation and/or the Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of an Officer's Certificate of the Corporation and/or the Parent or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement. Whenever such evidence relates to a matter other than the Voting Rights or the

Exchange Right and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation and/or the Parent it shall be in the form of an Officer's Certificate or a statutory declaration. Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

         (a) declaring that such person has read and understands the provisions of this trust agreement relating to the condition in question;

         (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

         (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.


7.10     Experts, Advisers and Agents

The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by the Corporation and/or the Parent or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.


7.11     Investment of Money Held by Trustee; Deposit of Securities

         (a) Unless otherwise provided in this trust agreement, any money held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust money, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such money on the written direction of the Corporation.

         (b) Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada) or deposited for safekeeping with any such bank.

Pending the investment of any money as provided in this Section7.11, such money may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.


7.12     Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.


7.13     Trustee Not Bound to Act on Corporation's Request

Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation and/or the Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.


7.14     Authority to Carry on Business

The Trustee represents to the Corporation and the Parent that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the other rights granted in or resulting from the Trustee being a party to this trust agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10 hereof.

7.15     Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Non-Affiliated Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Non-Affiliated Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, the Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

         (b) all differences with respect to the Voting Rights, Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.


7.16     Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for and as agent on behalf of the various persons who shall from time to time be Non-Affiliated Holders, subject to all the terms and conditions herein set forth.


                                    ARTICLE 8
                                  COMPENSATION


8.1      Fees and Expenses of the Trustee

The Parent and the Corporation jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this trust agreement; provided that the Parent and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or wilful misconduct.


                                    ARTICLE 9
                   INDEMNIFICATION AND LIMITATION OF LIABILITY


9.1      Indemnification of the Trustee

The Parent and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instructions delivered to the Trustee by the Parent or the Corporation pursuant hereto. In no case shall the Parent or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties if such claim is incurred or suffered by reason of or as a result of the fraud, gross negligence, wilful misconduct or bad faith of an Indemnified Party and unless the Parent and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, the Parent and the Corporation shall be entitled to participate at their own expense in the defense and, if the Parent or the Corporation so elect at any time after receipt of such notice, any of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by the Parent or the Corporation, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and the Parent or the Corporation and the Trustee shall have been advised by counsel acceptable to the Parent or the Corporation that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to the Parent or the Corporation and that an actual or potential conflict of interest exists (in which case the Parent and the Corporation shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). Such indemnification shall survive the resignation or removal of the Trustee and the termination of this trust agreement.


9.2      Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, wilful misconduct or bad faith on the part of the Trustee.


                                   ARTICLE 10
                                CHANGE OF TRUSTEE


10.1     Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Parent and the Corporation specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless the Parent and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, the Parent and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Court of Queen's Bench of Alberta upon application of one or more of the parties hereto.


10.2     Removal

The Trustee, or any trustee hereafter appointed, may be removed (i) without cause, at any time on 60 days' prior notice (ii) with cause on such notice as the Parent and the Corporation may determine by written instrument executed by the Parent and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.


10.3     Successor Trustee

Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to the Parent and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with like effect as if originally named as trustee in this trust agreement. However, on the written request of the Parent and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, the Parent and the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.


10.4     Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, the Parent and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Non-Affiliated Holder specified in a List. If the Parent or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Parent and the Corporation.


                                   ARTICLE 11
                                PARENT SUCCESSORS


11.1     Certain Requirements in Respect of Combination, etc.

The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

         (a) such other person or continuing corporation (the "Parent Successor "), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the Parent Successor of liability for all money payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this trust agreement; and

         (b) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Non-Affiliated Holders hereunder.


11.2     Vesting of Powers in Successor

Whenever the conditions of Section 11.1 hereof have been duly observed and performed, if required by Section 11.1 hereof, the Trustee, the Parent Successor and the Corporation shall execute and deliver the supplemental trust agreement provided for in Article 12 hereof and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this trust agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Parent Board of Directors or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.


11.3     Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned Subsidiary of the Parent with or into the Parent or the winding up, liquidation or dissolution of any wholly-owned Subsidiary of the Parent provided that all of the assets of such Subsidiary are transferred to the Parent or another wholly-owned Subsidiary of the Parent, and any such transactions are expressly permitted by this Article 11.


                                   ARTICLE 12
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS


12.1     Amendments, Modifications, etc.

This trust agreement may not be amended or modified except by an agreement in writing executed by the Corporation, the Parent and the Trustee and approved by the Non-Affiliated Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

12.2     Ministerial Amendments

Notwithstanding the provisions of Section 12.1 hereof, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Non-Affiliated Holders, amend or modify this trust agreement for the purposes of:


         (a) adding to the covenants of any or all of the parties hereto for the protection of the Non-Affiliated Holders hereunder;

         (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors and the Parent Board of Directors and in the opinion of the Trustee and its counsel, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Non-Affiliated Holders as a whole; or

         (c) making such changes or corrections which, on the advice of counsel to the Corporation, the Parent and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the Board of Directors and the Parent Board of Directors shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Non-Affiliated Holders as a whole.

12.3     Meeting to Consider Amendments

The Corporation, at the request of the Parent, shall call a meeting or meetings of the Non-Affiliated Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.


12.4     Changes in Capital of Parent and the Corporation

At all times after the occurrence of any event effected pursuant to Section 6.7 or Section 6.8 of this trust agreement, as a result of which either Parent Common Stock or the Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.


12.5     Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time the Corporation (when authorized by a resolution of its Board of Directors), the Parent (when authorized by a resolution of the Parent Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of Parent Successors to the Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 11 and the successor of any successor trustee in accordance with the provisions of Article 10;

         (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights or the Exchange Right which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Non-Affiliated Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Parent, the Corporation, the Trustee or this trust agreement; and

         (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Non-Affiliated Holders as a whole will not be prejudiced thereby.


                                   ARTICLE 13
                                   TERMINATION


13.1     Term

The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

         (a) no outstanding Exchangeable Shares are held by any Non-Affiliated Holder;

         (b) each of the Corporation and the Parent elects in writing to terminate the Trust and such termination is approved by the Non-Affiliated Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

         (c) 21 years after the death of the last survivor of the descendants of Her Majesty Queen Elizabeth II of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.


13.2     Survival of Agreement

This trust agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by any Non-Affiliated Holder; provided, however, that the provisions of Articles 8 and 9 hereof and the representation contained in Section 6.3(b) hereof shall survive any such termination of this trust agreement.


                                   ARTICLE 14
                                     GENERAL


14.1     Severability

If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and this trust agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.


14.2     Enurement

This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Non-Affiliated Holders, and with respect to the representations contained in
Section 6.3(b), all shareholders of the Corporation who receive Parent Common Stock through holding Exchangeable Shares.


14.3     Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         (a)      if to the Parent, VERITAS and/or VERITAS Software at:

                  VERITAS Holding Corporation/VERITAS Software Corporation 1600 Plymouth Street
                  Mountain View, California 94043
                  Attention:  General Counsel
                  Telecopy:   (650) 526-2525

         (b)      if to the Corporation at:

                  Exchangeco
                  200, 119 -14 St. N.W.
                  Calgary, Alberta T2N 1Z6
                  Attention:  President
                  Telecopy:   (403) 270-3822

         (c)      if to the Trustee at:

                  Montreal Trust Company of Canada
                  710, 530-8th Ave. S.W.
                  Calgary, AB T2P 3S8
                  Attention:  Manager
                              Corporate Trust Department
                  Telecopy:   (403) 267-6598

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.


14.4     Notice of Non-Affiliated Holders

Any and all notices to be given and any documents to be sent to any Non-Affiliated Holders may be given or sent to the address of such holder shown on the register of holders of Exchangeable Shares in any manner permitted by the Business Corporations Act (Alberta) from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such Act, the provisions of which Act shall apply mutatis mutandis to notices or documents as aforesaid sent to such holders.


14.5     Risk of Payments by Post

Whenever payments are to be made or documents are to be sent to any Non-Affiliated Holder by the Trustee or by the Corporation, the Parent or by such Non-Affiliated Holder to the Trustee or to the Parent or the Corporation, the making of such payment or sending of such document sent through the post shall be at the risk of the Corporation, in the case of payments made or documents sent by the Trustee or the Corporation or the Parent and the Non-Affiliated Holder, in the case of payments made or documents sent by the Non-Affiliated Holder.


14.6     Counterparts

This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


14.7     Jurisdiction

This trust agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

14.8     Attornment

The Parent agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Alberta as its attorney for service of process.

IN WITNESS WHEREOF, the parties hereto have caused this trust agreement to be duly executed as of the date first above written.



                                   VERITAS HOLDING CORPORATION


                                   By: /s/ JAY A. JONES
                                       -------------------------------
                                   Name: Jay A. Jones
                                   Title: Chief Administrative Officer

                                   By: /s/ JAY A. JONES
                                       -------------------------------
                                   Name: Jay A. Jones
                                   Title: Chief Administrative Officer


                                   VERITAS SOFTWARE CORPORATION


                                   By: /s/ JAY A. JONES
                                       -------------------------------
                                   Name: Jay A. Jones
                                   Title: Vice President and Secretary

                                   By: /s/ JAY A. JONES
                                       -------------------------------
                                   Name: Jay A. Jones
                                   Title: Vice President and Secretary



TELEBACKUP  EXCHANGECO INC.

By: /s/ BYRON OSING
    -----------------
Name:  Byron Osing
Title: Pres/CEO

                                   By: /s/ JAY A. JONES
                                       -----------------------
                                   Name: Jay A. Jones
                                   Title:


                                   MONTREAL TRUST COMPANY OF CANADA


                                   By: /s/ CAVELL FLOWLER
                                       -----------------------
                                   Name:  Cavell Flowler
                                   Title: Corporate Trust Officer